UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2009

GOLDEN ARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950-1130 West Pender Street, Vancouver, BC Canada V6E 4A4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-602-1633

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in item 5.02 is responsive to this Item and is hereby incorporated by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 29, 2009, the board of directors of Golden Aria Corp. (the "Company") adopted the 2010 Equity Compensation Plan (the "2010 Plan"). The purpose of the 2010 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of our company. A total of 2,000,000 shares of common stock are available for issuance under the 2010 Plan.

The 2010 Plan provides for the grant of incentive stock options, restricted stock awards, stock appreciation awards and non-qualified stock options. Incentive stock options granted under the 2010 Stock Option Plan are those intended to qualify as "incentive stock options" as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the 2010 Plan must be approved by the stockholders of our company within 12 months of its adoption. The 2010 Plan has not been approved by our stockholders.

In addition, on December 30, 2009, the Company granted 650,000 stock options to its directors and executive officers of the Company. The exercise price of each of the stock options granted is $0.10. All of the options vest immediately and expire on December 30, 2014.

The following are the recipients and the options granted:

Christopher Bunka	200,000
Robert McAllister	200,000
Gerald Carlson	50,000
Mark Snyder	100,000
Bal Bhullar	100,000

Item 9.01     Financial Statements And Exhibits.

(d)    Exhibits

Exhibit
Number	Description of Exhibit
10.1	2010 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2009

GOLDEN ARIA CORP.

By: “Robert G. McAllister
Robert G. McAllister
President and Director